UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

BlueLinx Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1950 Spectrum Circle, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 953-7000

4300 Wildwood Parkway, Atlanta, Georgia 30339
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2019, BlueLinx Holdings Inc. (the “Company”) amended its existing term loan facility (the “Facility”) by entering into that certain Second Amendment to Credit and Guaranty Agreement (the “Amendment”), by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, HPS Investment Partners, LLC, as administrative agent and collateral agent, and the other financial institutions party thereto, as lenders (the “Lenders”).

Pursuant to the Amendment:

•
the Company will be permitted to enter into up to $50 million in real estate sale leaseback transactions prior to the nine-month anniversary of the date of the Amendment, with the first $30 million in net proceeds therefrom to be used for repayment of indebtedness under the Facility, and the remaining net proceeds to be used to repay indebtedness under the Company’s revolving credit facility;

•
the parties agreed that repayment of indebtedness from net proceeds of the sale leaseback transactions described above made prior to the deadline for delivery of the Company’s first and second quarter 2019 financial statements to the Lenders would be deemed to have been made as of the end of the Company’s fiscal first and second quarters, respectively;

•	the parties increased the Total Net Leverage Ratio beginning in the first quarter of 2019, and modified the subsequent quarterly reductions in the covenant level over the term of the Facility; and

•
the parties modified the “Prepayment Premium” and related breakage costs applicable to certain prepayments of the Facility to extend until the fourth anniversary of the date of the Amendment, and to exclude from the “Applicable Make-Whole Amount” any prepayments made after the first anniversary of the date of the Facility from the proceeds of the sale of “Specified Properties” (as such terms are defined under the Facility).

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On March 4, 2019, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1
Second Amendment to Credit and Guaranty Agreement, dated February 28, 2019, by and among BlueLinx Holdings Inc., as borrower, certain subsidiaries of BlueLinx Holdings Inc., as guarantors, HPS Investment Partners, LLC, as administrative agent and collateral agent, and the other financial institutions party thereto, as lenders

99.1	Press Release of BlueLinx Holdings Inc., dated March 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: March 4, 2019	By:	/s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel and Secretary